AMENDMENT DATED APRIL 30, 1999

                TO THE ADMINISTRATION AGREEMENT (THE "AGREEMENT")
                                     BETWEEN
                               FORWARD FUNDS, INC.
                                       AND
                    FIRST DATA INVESTOR SERVICES GROUP, INC.


Pursuant to the terms of the Agreement it is hereby amended to include The Real Estate Investment Fund.


         FORWARD FUNDS, INC.

         By:      ______________________

         Title:   ______________________


         FIRST DATA INVESTOR SERVICES GROUP, INC.

         By:      ______________________

         Title:   ______________________